UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Elizabeth Arden, Inc.

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ELIZABETH ARDEN EMPLOYEE FREQUENTLY ASKED QUESTIONS (FAQ)

THE TRANSACTION

Please explain the press release and what is happening?

•	Revlon and Elizabeth Arden announced today that they have signed an agreement for Revlon to acquire Elizabeth Arden. This transaction, which is subject to regulatory approvals and other customary conditions, is not expected to close until the end of 2016 and is designed to create a leading global beauty competitor, leveraging the talent from within both organizations. Revlon and Elizabeth Arden are both known for their iconic brands, global reach, entrepreneurial spirit and commitment to innovation, quality and excellence.
•	Combining our expertise, product categories and global reach, positions us to be a global leader in beauty operating across the prestige, mass and professional channels.
•	Together we are a stronger company. As a larger organization with more resources, we will be better able to devote additional support and grow the brands on an accelerated basis.
•	The plan is to continue the strategies we have put in place to grow both the prestige Elizabeth Arden brand and the fragrance portfolio.
•	Revlon and Elizabeth Arden are working together to design a structure and process for integration planning that will include leaders from both companies.

Why now given the positive momentum and share price?

•	Revlon sees value in the Elizabeth Arden brand, our impressive portfolio of fragrance brands, our global footprint and the positive momentum in which you have all played a part. As part of a larger organization, together we can accelerate this growth.
•	Over the last 18 months we have worked collectively to transform our business. We have modified our business model in key regions, organized around a brand-led structure, improved our commercial execution capabilities, reduced our ongoing cost structure and improved our operational effectiveness.
•	As part of Revlon, the plan is to build on our existing strategies and ongoing turnaround and use our proven capabilities to drive the efforts already underway.

What is the plan for integrating the two companies?

•	The transaction is designed to create a leading global beauty competitor, leveraging the talent from within both organizations.
•	We will be undertaking some integration planning in anticipation of the transaction closing, which is expected to be by the end of 2016. Until that time, it’s business as usual for all employees.
•	It is important that amidst this change, we continue the positive momentum in our business performance. We all have an important role to play in this transition.

What is business as usual?

•	Until the transaction closes, both businesses will continue to operate independently. Our focus will be to continue to ensure a strong finish to our FY16 and to execute on our business plans and budgets that we have developed for FY17.
•	We will be going through our normal performance management and compensation processes in the coming weeks.
•	FY16 Bonuses and other compensation programs will be paid as earned in the normal August – September 2016 timeframe.

Is Revlon planning to sell the Elizabeth Arden branded skincare and color products into mass? Does this acquisition mean Elizabeth Arden is changing its strategy?

•	Revlon recognizes the value and significance of the Elizabeth Arden brand’s 100+ year heritage and plans to carefully preserve Elizabeth Arden’s unique position within the prestige market place.
•	Revlon does not intend to change the strategy and sell the Elizabeth Arden brand’s skincare and color business into mass.
•	The combined organization positions Revlon as a stronger global beauty company across the prestige, mass and professional channels.

WHAT DOES THIS MEAN FOR ME?

What does this mean for Elizabeth Arden employees? Does “synergies and cost reductions” mean layoffs?

•	Bringing together these two companies will create opportunities for growth and development for many employees.
•	Yet, as with any combination, certain synergies are expected to be identified between both organizations, some of which will take the form of layoffs.
•	It is important to note that prior to closing, there are no plans for staff reductions as a result of this transaction.
•	A careful process will be put in place to understand the talent within our organization and what opportunities are available.
•	It is Revlon’s intent to preserve the business, operational and commercial expertise to build a team with the best talent from both organizations.
•	Both Revlon and Elizabeth Arden are committed to handling with great care any impact this has on employees and their careers. We are both committed to ensuring that all employees are treated with fairness, dignity and respect.

Where will the synergies and cost reductions come from?

•	The companies anticipate that they will achieve growth opportunities in both sales channels and geographies.
•	Cost synergies are expected to be achieved through the elimination of duplicative activities, leveraging purchasing scale, and optimizing the manufacturing and distribution networks of the combined company.

What is the talent selection process going to be for employees? Will I have to interview for my job?

•	The combined organization will need our employees to help bring together these two companies and manage a much larger combined entity.
•	Once the integration process is established, we will have greater clarity around the timing of when talent-related decisions will be made and will keep you informed.
•	In terms of open positions for necessary roles, the intent of both companies will be to recruit from within, whenever possible.
•	The transaction is designed to create a stronger company together, leveraging the talent from within both of our organizations to make a positive impact for all customers and partners.
•	More will be communicated as integration decisions are made.

When will I know if I’m offered a position at Revlon? What will our transition post-closing be?

•	Both companies’ leadership teams will work together to develop a process to understand our talent. Once that process is established, we will have greater clarity around the timing of when talent-related decisions will be made. We appreciate your patience as we work through this process.
•	As previously noted, until the transaction closes, both businesses will continue to operate independently and no positions will be affected as a result of this combination during that time.

If any Elizabeth Arden employees lose their jobs as a result of the transaction, will Revlon offer severance and/or outplacement assistance?

•	Yes, any Elizabeth Arden employee who loses their job will be offered notice and/or severance consistent with the Elizabeth Arden policies and practices.
•	If and when those difficult decisions are made, Revlon will honor all Elizabeth Arden notice, severance and outplacement policies for 24 months after the close of the transaction.
•	There is much to be thought through, but you have the commitment of the leadership teams of both companies that all employees will be treated fairly and respectfully.

How will this transaction impact current FY16 compensation rewards and benefits (base salary, bonus, LTI awards, benefits, etc.)?

•	Pre-close, there are no anticipated changes in the EA compensation and benefit plans.
•	Further, for 24 months after the close of the transaction, there will be no change to Elizabeth Arden employee’s compensation. Vacation and EA years of service will be honored.
•	Compensation for FY17 will be based on EA growth and profitability targets under our own EA plans to be approved by our board in August. It is important that we stay focused on executing our business against our budgets as this is how our performance and rewards will be assessed.
•	Once we are organized as one company, all employees will be on the same compensation programs; however, the aggregate value of your compensation would at least be the same, if not better.
•	Benefit programs may change; however all EA employees will be treated as similarly situated employees at Revlon.
•	In summary, Revlon has no intention to change Elizabeth Arden’s compensation structure, except that over time after FY17, they plan to align the combined company’s incentive compensation targets to provide the appropriate structure to grow the combined business. You will hear more as these plans develop.

Are there any changes to Elizabeth Arden’s 2016 Year-End Performance and Compensation processes?

•	There are no changes to the FY16 year end performance and compensation processes for all employees, including annual base salary increases, FY16 bonus and vests of long-term incentive awards that take place in the August-September timeframe.
•	FY16 bonuses will be paid as planned based on our FY 2016 targets.

What happens to employees’ Elizabeth Arden shares and Elizabeth Arden equity awards?

•	Any restricted stock unit awards are converted to cash at the acquisition price for our stock, and option awards will be exercisable and converted to cash based on the difference between the exercise price and the acquisition price (to the extent the exercise price of the option is below the acquisition price).

Will there be any changes to my vacation?

•	There are no anticipated changes to your vacation time.

OTHER QUESTIONS

What will happen to the Elizabeth Arden offices in the US and internationally?

•	As we work on the integration of our two companies, aligning our organizational and geographical structures, as well as our global offices will be a top priority.
•	It’s still early, but the integration planning team will be evaluating all offices and locations.

Will I be asked to relocate due to this transaction? If so, will there be relocation benefits?

•	Employees who are asked to relocate as a result of this acquisition may be offered relocation benefits. The specifics will be worked out during the integration planning process and information will be shared as appropriate.

Will Elizabeth Arden’s senior management team have a role at Revlon? What role will Scott Beattie have?

•	It is early in the process and all positions will be evaluated and communicated as we work through the integration and transition planning.
•	That said, Scott Beattie is committed to executing on Elizabeth Arden’s business plans and it is expected that he will join Revlon’s Board of Directors as non-executive Vice Chairman. He will also serve as a senior advisor to Fabian Garcia, Revlon’s President and CEO, to ensure a successful integration and transition.
•	Revlon was not only attracted to Elizabeth Arden for its impressive portfolio of brands and global footprint, but also for the depth of talent within the Elizabeth Arden organization at all levels.

What can I communicate externally, to our partners, customers and vendors that we work with?

•	Consistent with our policies, we remind all employees to refrain from sharing any information on sales, pricing, costs, confidential business plans or any financial information, including company performance with any individuals outside of the company, including Revlon personnel. Any questions in this respect should be referred to our Legal department.
•	We request that only designated executives communicate to our business partners on this news. Please direct any inquiries on this topic to Marcey Becker, SVP Finance (Marcey.Becker@elizabetharden.com) and they will be routed appropriately.
•	Revlon is committed to assess each and every vendor and contract manufacturer for the level of value that they can bring to the combined company.
•	It’s important that customers understand that it is business as usual. Elizabeth Arden will remain the same iconic prestige company and the high quality of Elizabeth Arden products will remain unchanged.
•	Together, Revlon and Elizabeth Arden will be a stronger global beauty company.

How do I handle any press or investor inquiries?

•	As mentioned, all employees should refrain from sharing any information on sales or company performance with any individuals outside the company.
•	All press inquiries should be directed to Marcey Becker, SVP Finance (Marcey.Becker@elizabetharden.com) or Mike Fox at ICR (Michael.Fox@icrinc.com).

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Additional Information and Where to Find It

Elizabeth Arden, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders to be held in connection with the transaction (the “Special Meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at 203-682-8200.

The Company, its directors and certain executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, together with information regarding Intel or any Intel director or executive officer to the extent they may be deemed participants in the solicitation, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016, and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC.